Exhibit 10.16















                  The Supplemental Pension Benefit Plan
                         for Certain Employees of
                           Aetna Services, Inc.










                         TABLE OF CONTENTS
                         _________________

Article                                                Page
_______                                                ____
I.    DEFINITIONS AND CONSTRUCTION..................     3
II.   BENEFITS......................................     8
III.  MANAGEMENT OF THE PLAN........................    12
IV.   AMENDMENT AND TERMINATION.....................    14
V.    ADOPTION BY AFFILIATE.........................    15
VI.   MISCELLANEOUS.................................    16



Appendix
________

A.    LIST OF PHYSICIAN GROUPS

B.    LIST OF HIGHLY LEVERAGED EMPLOYEES

C.    LIST OF PARTICIPATING COMPANIES



     Aetna Inc. (the "Company") hereby amends and restates, as its plan and its obligation, The Supplemental Pension Benefit Plan for Certain Employees of Aetna Services, Inc., formerly Aetna Life and Casualty Company, (the "Employer") established by the Employer effective August 30, 1984. This Plan is intended to provide benefits which supplement the benefits provided under The Retirement Plan for Employees of Aetna Life and Casualty Company (the "Retirement Plan"): (1) benefits in excess of those permitted to be provided after application of one or more limits applicable to the Retirement Plan under the Internal Revenue Code of 1986 (the "Code"); (2) benefits attributable to certain elements of the employee's compensation not taken into account in determining the employee's pension under the Retirement Plan; and (3) benefits provided at the direction of the Board of Directors of the Company or the Board of Directors of Employer. That portion of the Plan that provides benefits that are attributable solely to the benefits that would be provided under the Retirement Plan but for the application of the limitations of Section 415 of the Code shall be treated as a separate plan which is an excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. This instrument sets forth provisions which constitute the Plan as amended and restated effective July 1, 1996.
                               - 2 -


                           ARTICLE I
                  DEFINITIONS AND CONSTRUCTION
     1.1 "Affiliate" means any entity which, with the Company, constitutes a group of trades or businesses under common control, a controlled group of corporations, an affiliated service group, or a group of corporations otherwise required to be aggregated, as provided in Sections 414(b), (c), (m), and (o) of the Code, respectively.
     1.2 "Beneficiary" means the person or persons designated from time to time in writing by a Participant as a beneficiary under the Retirement Plan.
     1.3 "Board" means the Board of Directors of the Company.
     1.4 "Code" means the Internal Revenue Code of 1986, as amended.
     1.5 "Company" means Aetna Inc. or any successor by merger, consolidation, purchase or otherwise.
     1.6 "Earnings" shall be as defined in the Retirement Plan, except without regard to the cap imposed therein pursuant to Section 401(a)(17) of the Code, and provided further that:
          (a)  With respect to any awards made to a
Participant under the Company's Management Incentive Plan, the following shall apply:
               (1) an award paid in cash and not deferred by the Participant shall be included in Earnings when paid; and
                               - 3 -

               (2)  an award deferred by the Participant
shall never be included in Earnings (either when earned or when paid), unless the Participant's Earnings for the year in which the award was earned, without regard to such award, exceed the limit established by Section 401(a)(17) of the Code, in which case the award shall be allocated to the Participant's Earnings over the twelve month performance year prior to the earliest date on which the award would have been payable if the Participant had so elected; and
    (b) With respect to Highly Leveraged Employees, the following adjustment shall be made:
          (1) For the period July 1, 1996 through June 30, 1997, the Earnings of any Participant taken into account under the Plan shall not exceed $400,000;
          (2) For the period July 1, 1997 through December 31, 1997, the Earnings of any Participant taken into account under the Plan shall not exceed an amount equal to the limit on compensation imposed on qualified plans by Section 401(a)(17) of the Code for 1997;
          (3)  For 1998 and subsequent Plan Years, the
Earnings of any Participant taken into account under the Plan shall not exceed an amount equal to twice the limit on compensation imposed on qualified plans by Section 401(a)(17)
 of the Code for that Plan Year.
           Earnings shall be determined as if no elective

salary reduction had been made pursuant to Sections 125 and 401(k) of the Code.
                               - 4 -

     1.7 "Effective Date" means the effective date of this amended and restated Plan, July 1, 1996.
     1.8 "Eligible Employee" means, for any Plan Year, an individual who is actively employed by the Employer or a Participating Company and an Eligible Employee under the Retirement Plan, and: (1) whose benefit under the Retirement Plan is limited by the application of Section 401(a)(17) or 415 of the Code, (2) who earns or has earned awards under the Employer's Management Incentive Plan or plans of similar nature providing for performance bonuses to employees at mid-level management and above which are not taken into account in determining the Employee's pension under the Retirement Plan and which are included in the definition of Earnings in this Plan, or (3) who has entered into an agreement with the Employer or a Participating Company that is ratified by the Employer prior to July 19, 1996 or by the Company thereafter and that provides for an award to the Employee of additional years of service, compensation or other amounts for the purpose of determining a pension benefit but which is not taken into account in determining that benefit under the Retirement Plan. Notwithstanding the foregoing, no employee of a Physician Group shall be an Eligible Employee.
    1.9 "Employer" means Aetna Services, Inc., formerly Aetna Life and Casualty Company.

     1.10  "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.
                               - 5 -

     1.11 "Excess Benefit Plan" means an excess benefit plan within the meaning of Section 3(36) of ERISA.
     1.12 "Highly Leveraged Employees" means employees whose compensation is highly leveraged by virtue of the material emphasis by the Employer or a Participating Company, as the case may be, on variable or incentive pay, and who fall within one of the following groups: (a) Aeltus Investment Management investment and sales employees; (b) Portfolio Management Group investment employees (excluding real estate employees whose incentive targets are based on a company-wide bonus plan); (c) Aetna Retirement Services sales management and sales employees. Appendix B contains a non-exclusive list of Highly Leveraged Employees, but although it is the intention of the Company to update Appendix B from time to time, the failure to list an employee designated as a Highly Leveraged Employee will not prevent the inclusion of such employee as a Highly Leveraged Employee.
     1.13  "Participant" means an Eligible Employee or former
Eligible Employee.
     1.14 "Participating Company" means any Affiliate which either (a) is listed in Appendix C on the Effective Date, or
(b) after the Effective Date, adopts the Plan in accordance with the provisions of Article V hereof. If the Plan is only adopted by a Participating Company with regard to certain divisions, only those divisions shall be deemed the Participating Company and the other divisions of such Participating Company shall not be deemed to be Participating
                               - 6 -

Companies hereunder. Notwithstanding the foregoing, no Physician Group shall be eligible to become a Participating Company. On the date that a Participating Company ceases to be an Affiliate, it shall also cease to be a Participating Company.
     1.15 "Physician Group" means any Affiliate, other than Aetna Physician Management Corporation ("APMC"), which employs primarily licensed physicians, physician assistants or nurse practitioners, including but not limited to those entities set forth in Appendix A.
     1.16 "Plan" means the Aetna Inc. Supplemental Pension Benefit Plan, as set forth herein and as amended from time to time. To the extent that Supplemental Benefits are provided to Participants solely as a result of the application of the limitations of Section 415 of the Code in the determination of such Participants' benefits under the Retirement Plan, the Plan shall be an Excess Benefit Plan which shall be a separate plan hereunder but shall be included in the definition of "Plan."
     1.17  "Plan Year" means the calendar year.
     1.18 "Retirement Plan" means The Retirement Plan for Employees of Aetna Life and Casualty Company.

     1.19  "Supplemental Benefit" means the benefit provided
under this Plan.
     1.20  Construction.  The masculine gender, where
           ____________
appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the
                               - 7 -

contrary. Where appropriate, words used in the singular include the plural and words used in the plural include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Plan, not to any particular provision or Section. Capitalized terms used herein and not defined above shall have the meanings set forth in the Retirement Plan.

                           ARTICLE II
                            BENEFITS
     2.1  Payment of Benefits.  At the same time and in the
          ___________________
same manner as any monthly pension benefit is paid from the Retirement Plan to or on behalf of a Participant, a Supplemental Benefit in an amount determined in accordance with Section 2.2 shall be paid from this Plan to the Participant or the Participant's Beneficiary, as applicable. The Supplemental Benefit shall be paid only at the same time and in the same manner as a Participant's benefit is paid under the Retirement Plan. To the extent that the payment of a Participant's benefit under the Retirement Plan is suspended pursuant to the provisions of the Retirement Plan, Supplemental Benefits shall be suspended as well.

     2.2  Amount of Benefits.
          __________________
     (a) The amount of any monthly Supplemental Benefit shall equal the difference between:
          (1) the benefit that would have been paid from the Retirement Plan during that month (after application of the
                               - 8 -

cost-of-living adjustment under the Retirement Plan) to or on behalf of the Participant if:
               (A)  Sections 401(a)(17) and 415 of the Code
did not apply to the calculation,
               (B) Earnings as defined herein were used in the calculation, and
               (C)  any awards of additional years of
service, compensation or other amounts that were made to the Participant for the purpose of determining a pension benefit were taken into account, provided, however, that any such award must be made in a written contract or plan between the Participant and the Participant's employer and ratified by the Employer prior to July 19, 1996 or by the Company thereafter; and
          (2)  the benefit that is paid from the Retirement
Plan during that month (after application of the cost-of-living adjustment under the Retirement Plan) to or on behalf of the Participant.
          (b) The amount of any Supplemental Benefit payable to a Participant under the portion of the Plan that is an Excess Benefit Plan shall be determined taking into account any actuarial adjustments to the limits applicable under Section
415 of the Code and the terms of the Retirement Plan on the
basis of the form and time of payment of the Participant's
benefit under the Retirement Plan.
     2.3  Payment of FICA and Other Taxes.
          _______________________________
                               - 9 -

     (a) If, under applicable law and regulations, FICA and other taxes are required to be withheld by the Employer or the applicable Participating Company with respect to a Supplemental Benefit earned by a Participant during any period that Supplemental Benefits are not currently being paid to the Participant, then the compensation otherwise currently payable to a Participant from an Employer during such period shall be reduced by an amount equal to such FICA and other taxes. To the extent that the compensation currently payable to a Participant during any such period is insufficient to permit an amount equal to the FICA and other taxes required to be withheld by the Employer during that period to be withheld from such current compensation, the Participant shall be notified by the Company and shall provide the Company with a check in an amount equal to the difference between the amount of FICA and other taxes required to be withheld on behalf of the Participant during the period and the amount the Employer was otherwise able to withhold during the period.
     (b) If, under applicable law and regulations, FICA and other taxes are required to be withheld by the Employer for any period with respect to a Supplemental Benefit earned by the Participant during any period that Supplemental Benefits are currently being paid to the Participant, then the Supplemental Benefit otherwise currently payable to a Participant during such period shall be reduced by an amount equal to such FICA and other taxes.
                               - 10 -

     2.4  Excess Benefit Plan.  All Supplemental Benefits
          ___________________
payable solely by reason of the application of the limitations of Section 415 of the Code to a Participant's benefit under the Retirement Plan shall be provided from the separate plan created herein that is an Excess Benefit Plan.
     2.5  Unfunded Nature of Benefit.  No assets shall be
          __________________________
segregated or earmarked with respect to any Participant and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate an interest or any portion thereof in any benefit payable hereunder. The Plan shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of each obligated party; provided, however, that the Employer and the Company reserve the right to meet the obligations created under the Plan through one or more trusts or other agreements.
     2.6  Reduction of Benefit.  If a Participant breaches an
          ____________________
obligation to the Company, the Employer or a Participating Company with respect to the payment of a specific sum of money, the Company, the Employer or the applicable

Participating Company may reduce any benefits payable to such Participant under this Plan, in the manner of setoff or otherwise, to the extent of such obligation and any costs incurred with respect thereto.
     In addition, the Company, the Employer and the Participating Companies do not waive any rights to reduce benefits, including but not limited to setoff rights, which
                               - 11 -

such entities may have under applicable law or a prior written agreement between all or any of them and an Employee, all of which rights are enforceable independent of the terms of this Plan.

                           ARTICLE III
                      MANAGEMENT OF THE PLAN
    3.1  Administrator.  The Employer shall be the
         _____________
Administrator with the sole responsibility for the administration of the Plan. The Administrator may delegate to any person or entity any powers or duties of the Administrator under the Plan. To the extent of any such delegation, the delegatee shall become responsible for administration of the Plan, and references to the Administrator shall apply instead to the delegatee. Any action by the Employer assigning any of its responsibilities as Administrator to specific persons who are all directors, officers, or employees of the Employer, the Company, or the Participating Companies shall not constitute delegation of the Administrator's responsibilities but rather shall be treated as the manner in which the Employer has determined internally to discharge such responsibility. The Administrator shall not be a fiduciary (within the meaning of
Section 3(21) of ERISA) with respect to the portion of the Plan that is an Excess Benefit Plan.
     3.2  Powers and Duties of the Administrator.  The
          ______________________________________
Administrator shall have such duties and powers as may be
                               - 12 -

necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
          (a) to construe and interpret the Plan, decide all questions of eligibility, determine the status and rights of Participants, and determine the amount, manner and time of payment of any benefits hereunder;
          (b) to receive from the Participating Companies and from Participants such information as shall be necessary for the proper administration of the Plan;
          (c) to furnish the Participating Companies, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
          (d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;
          (e) to defend and initiate any lawsuit on behalf of the Plan or the Eligible Employees if the Administrator deems it reasonably necessary to protect the Plan or the Participants.

     If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan arising out of the administration thereof, the Administrator shall have the sole right to construe such provisions. Subject to the limitations of the Plan and applicable law, the Administrator may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder.
                               - 13 -

     The decisions of the Administrator with respect to any matter it is empowered to act on shall be made by it in its sole discretion based on the Plan documents and shall be final, conclusive and binding on all persons.

                           ARTICLE IV
                    AMENDMENT AND TERMINATION
     4.1  Amendment.  The Company reserves the right to amend
          _________
this Plan from time to time in any respect, including without limitation a prospective reduction in accrual of benefits. See Section 4.4 regarding prohibition of retroactive reduction of benefits accrued under this Plan.
     4.2  Action by Company.  Any amendments to this Plan by
          _________________
the Company shall be made in writing and executed by the Senior Vice President, Aetna Human Resources or other Company officer holding such position, or by the President or Chief Executive Officer of the Company. Neither the consent of any Employee nor that of any payee is required for any amendment to the Plan.

     4.3  Termination by Company.  The Plan may be terminated
          ______________________
in whole or in part by the Company at any time. The Plan as a whole shall be terminated only pursuant to a resolution of the Board of Directors of the Company. The Plan may be terminated in part in the same manner as is prescribed for the adoption of amendments. Neither the consent of any Employee nor that of any payee is required for any termination of the Plan. The termination of participation by a Participating Company shall not relieve the Participating
                               - 14 -

Company of its liabilities under this Plan, including but not limited to those liabilities imposed under Section 6.2 hereof.
     4.4  Effect of Amendment or Termination by Company.  Any
          _____________________________________________
amendment or termination of this Plan by the Company shall be effective prospectively and shall not serve to retroactively reduce any right to a benefit accrued under this Plan up to the date of such amendment or termination.

                           ARTICLE V
                     ADOPTION BY AFFILIATE
     5.1  Adoption by Affiliate.  Any Affiliate, other than a
          _____________________
Physician Group, may, with the consent of the Company, become a Participating Company under the Plan by a resolution of the Board of Directors of the Affiliate under which:
          (a) The Affiliate shall agree to be bound by all the provisions of the Plan in the manner set forth herein and any amendments hereto; and
          (b)  The Affiliate shall agree to pay its share of

expenses of the Plan as they may be determined by the Company from time to time.
     5.2  Termination by a Participating Company.  Any
          ______________________________________
Participating Company may at any time elect to terminate its participation under the Plan with respect to all or any group of the Participating Company's Employees. Notwithstanding the provisions of Article IV, a Participating Company shall terminate its participation under the Plan by resolution of the Board of Directors of the Participating Company.
                               - 15 -

                           ARTICLE VI
                         MISCELLANEOUS
     6.1  Exclusive Benefit.  The Plan is maintained for the
          _________________
exclusive benefit of Participants.
     6.2  Source of Payment.  All benefits under the Plan
          _________________
shall be paid exclusively by the Employer or the applicable Participating Company from its general assets, provided that the Company shall be liable for all benefits under the Plan.
     6.3  Rights of Employees.  Nothing contained herein
          ___________________
shall be deemed to give any Employee the right to be retained in the service of the Employer or the applicable Participating Company or to interfere with the right of the Employer or the applicable Participating Company to discharge such Employee at any time, nor shall it be deemed to give the Employer or the applicable Participating Company the right to require the Employee to remain in its service, nor shall it interfere with the right of the Employer or the applicable

Participating Company to terminate service at any time.
     6.4  Headings.  The headings of the Plan are inserted
          ________
for convenience of reference only and shall have no effect
upon the meaning of the provisions hereof.
     6.5  Severability.  If any provision of this Plan is
          ____________
held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision were omitted.
                               - 16 -

     6.6  Alienation of Benefits.  Except as otherwise provided by
          ______________________
law, and consistent with Section 2.5 hereof, no benefit under this Plan may be voluntarily or involuntarily assigned or alienated.
     6.7  Lost Distributees.  Any benefit payable hereunder shall
          _________________
be deemed forfeited if the distributee to whom payment is due cannot be located, provided that such benefit shall be reinstated if a claim is made by the distributee for the forfeited benefit within two years of the date the forfeited benefit was originally payable pursuant to the provisions of Article II.
     6.8  Governing Law.  This Plan shall be construed according
          _____________
to the laws of the State of Connecticut to the extent not pre-empted by Federal law.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 22nd day of August, 1996.

                                    AETNA INC.



                                    By:/s/ Mary A. Champlin
                                       ____________________
                                       Mary Ann Champlin
                                       Senior Vice President
                                       Aetna Human Resources


Attest:



/s/ Michele G. Kostin
_____________________

                            Appendix A

                     LIST OF PHYSICIAN GROUPS


Airport Managed Care, Inc.

Gateway Medical Group I, Inc.

Gateway Women's Health Center, A Medical Group, Inc.

Gateway Medical Group XI, Inc.

Concord Medical Group, Inc.

Gateway Medical Group IV, Inc.

Gateway Orthopedic Medical Group, Inc.

GMG-LAX Medical Group, Inc.

Rancho Medical Group, Incorporated

Las Posas Family Practice Medical Group, A Professional
Corporation

Ventura Private Practice Group, Inc.

Lombard Medical Group, Inc.

Santa Clarita Medical Group, Inc.
a/k/a Henry Mayo Newhall Family Medical Center

North Texas Dental Care Associates, P.A.

Ohio Primary Care Associates, P.A., Inc.

Pennsylvania Primary Care Associates, P.C.

Mid Atlantic Primary Care Associates, P.C.

North Carolina Primary Care Associates, P.C.

New Jersey Primary Care Associates, Inc.

Wheaton Clinic, S.C.

Chicago Medical Associates, S.C.

Atlanta Primary Care Associates

North Texas Primary Care

                            Appendix B

                LIST OF HIGHLY LEVERAGED EMPLOYEES


Aeltus Investment Management
____________________________

John Kim                      Len Carlson
Peter Canoni                  Jean Wong-Boehm
Kevin Means                   Tom DiBella
Neil Kochen                   Steve Huber
Ken Bragdon                   Geoff Brod
Drew Lawten                   David Canuel
Scott Fox                     Hugh Whelan
Ron Clarke


Portfolio Management Group
__________________________

Leandra Knes
Ron Thelin
Tim Corbett


Aetna Retirement Services
_________________________

Mike Gilotti
David Sanderford
Jim Lehan
[It is recognized that this Listing is incomplete]

                            Appendix C
                 LIST OF PARTICIPATING COMPANIES


            A.                         B.              C.
                                       Tax
Schedule of Participating        Identification
        Companies                  Number of           End
                                   Employer            of
                                                       Year

Aetna Services, Inc.**             06-0843808          12/31

The Aetna Casualty and             06-6033504          12/31
Surety Company*

Aetna Life Insurance
Company                            06-6033492          12/31

The Standard Fire                  06-6033509          12/31
Insurance Company*

Aetna Life Insurance and
Annuity Company                    71-0294708          12/31

Human Affairs
International,                     87-0300539          12/31
Incorporated


*Coverage ceased effective April 2, 1996.  Travelers/Aetna
Property Casualty Corporation ("TAPCO") has assumed liabilities of, and agreed to make all payments to, employees of this Participating Company.

**Formerly Aetna Life and Casualty Company.